UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact name of registrants as specified in their charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4444 Brittmoore Road
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
(713) 335-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     Amended and Restated Contribution, Conveyance and Assumption Agreement
     On July 6, 2007, Universal Compression, Inc. (“Universal”) entered into an Amended and Restated Contribution, Conveyance and Assumption Agreement (the “Restated Contribution Agreement”) with UCO Compression 2005 LLC (“UCO 2005”), UCI Leasing LLC (formerly UCI Compressor Holding, L.P.) (“UCI Leasing”), UCO GP, LLC (“GP LLC”), UCI GP LP LLC, UCO General Partner, LP (“GP”), UCI MLP LP LLC (“MLP LP LLC”), UCLP Operating LLC (formerly UC Operating Partnership, L.P.) (“UCLP Operating”), UCLP Leasing LLC (formerly UCLP Leasing, L.P.) (“UCLP Leasing”) and Universal Compression Partners, L.P. (“MLP”). The Restated Contribution Agreement amends and restates the Contribution, Conveyance and Assumption Agreement dated May 29, 2007 (the “Original Contribution Agreement”), which was previously reported on the Current Report on Form 8-K of Universal Compression Holdings, Inc. (“UCH”) and Universal filed on May 29, 2007. The Restated Contribution Agreement provides for, among others, the following transactions (the “Transactions”):
     1. A series of sales conveyances, contributions and distributions of specified compression equipment and related compression services customer contracts owned by Universal, UCO 2005 and UCI Leasing to various parties to the Restated Contribution Agreement and ultimately to UCLP Operating and UCLP Leasing;
     2. MLP’s issuance of 2,014,395 common units representing limited partner interests in MLP to MLP LP LLC;
     3. MLP’s issuance of 82,220 general partner units in MLP in consideration of the continuation of GP’s 2.0% general partner interest in MLP; and
     4. UCLP Operating’s assumption and retirement of $159.6 million of Universal’s debt.
     The foregoing summary is qualified in its entirety by reference to the Restated Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
     First Amendment to Omnibus Agreement
     In connection with the closing of the Transactions, UCH and Universal entered into an amendment (the “First Amendment”) to its existing Omnibus Agreement with GP LLC, GP, MLP and UCLP Operating. The Omnibus Agreement, which was previously reported on the Current Report on Form 8-K of UCH and Universal filed on October 26, 2006 and the description of which is incorporated herein by reference, governs several relationships between UCH and MLP. The First Amendment, among other things, increases the cap on selling, general and administrative costs allocable from Universal to MLP based on such costs incurred by Universal on behalf of MLP from $2.5 million per quarter to $4.75 million per quarter and increases the cap on operating costs from $16.95 per horsepower per quarter to $18.00 per horsepower per quarter. These caps are scheduled to terminate on December 31, 2008, as previously agreed.
     The foregoing summary is qualified in is entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
     Relationships
     Each of the parties to the Restated Contribution Agreement and First Amendment is a direct or indirect subsidiary of UCH. As a result, certain individuals, including officers and directors of UCH, Universal and GP LLC, serve as officers and/or directors of more than one of such entities. Also, UCH and Universal, through their indirect ownership of GP, the general partner of MLP, hold a 2% general partner interest and incentive distribution rights in MLP.

     Item 7.01. Regulation FD Disclosure.
     On July 9, 2007, UCH announced the closing of the Transactions described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

2.1	Amended and Restated Contribution Conveyance and Assumption Agreement, dated July 6, 2007, by and among Universal Compression, Inc., UCO Compression 2005 LLC, UCI Leasing LLC, UCO GP, LLC, UCI GP LP LLC, UCO General Partner, LP, UCI MLP LP LLC, UCLP Operating LLC, UCLP Leasing LLC and Universal Compression Partners, L.P.*

10.1	First Amendment to Omnibus Agreement, dated July 9, 2007, by and among Universal Compression Holdings, Inc., Universal Compression, Inc., UCO GP, LLC, UCO General Partner, L.P., Universal Compression Partners, L.P. and UCLP Operating LLC.

99.1	Press release of Universal Compression Holdings, Inc. dated July 9, 2007.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants undertake to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: July 11, 2007	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amended and Restated Contribution Conveyance and Assumption Agreement, dated July 6, 2007, by and among Universal Compression, Inc., UCO Compression 2005 LLC, UCI Leasing LLC, UCO GP, LLC, UCI GP LP LLC, UCO General Partner, LP, UCI MLP LP LLC, UCLP Operating LLC, UCLP Leasing LLC and Universal Compression Partners, L.P.*

10.1	First Amendment to Omnibus Agreement, dated July 9, 2007, by and among Universal Compression Holdings, Inc., Universal Compression, Inc., UCO GP, LLC, UCO General Partner, L.P., Universal Compression Partners, L.P. and UCLP Operating LLC.

99.1	Press release of Universal Compression Holdings, Inc. dated July 9, 2007.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants undertake to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.